                                                                   EXHIBIT 99.02

                                            FOR IMMEDIATE RELEASE
CONTACTS:

CEPTOR CORPORATION                          WOLFE AXELROD WEINBERGER ASSOC. LLC
Donald W. Fallon, (410) 527-9998            Donald C. Weinberger, (212) 370-4500
Fax (410) 527-9867                          Fax (212) 370-4505
dfallon@ceptorcorp.com                      don@wolfeaxelrod.com

                  CEPTOR REDEEMS 2.9 MILLION SHARES FROM XECHEM

       - CANCELLED SHARES REPRESENT 24% ACCRETION TO CEPTOR SHAREHOLDERS -

HUNT VALLEY, MD - JUNE 20, 2005 - CEPTOR CORPORATION,  INC. (OTC BB: CEPO) today announced  that it has redeemed 85% of the shares held by Xechem  International,
Inc.  which  will  subsequently  be  cancelled,  representing,  on an issued and outstanding  basis, an  anti-dilution  of  approximately  24%. CepTor  purchased
2,886,563  shares of CepTor  stock from Xechem for cash at a discount to market.
The  Agreement  cancels any  obligations  by CepTor to use proceeds  from future financings  to redeem Ceptor  shares held by Xechem.  As part of the  Agreement,
William Pursley,  Chairman and CEO of CepTor,  surrendered 43,000,000 personally owned options to purchase Xechem shares at $0.0025 per share. Xechem will retain just 500,000 restricted shares of CepTor stock,  representing about 4% of CepTor shares outstanding, that can only be sold under Rule 144 volume restrictions.

Regarding the transaction,  Mr. Pursley stated,  "This represents a very healthy long-term move for the Company.  We believe our current and future  shareholders will  benefit in many ways:  shareholders  enjoy an immediate  24%  accretion on their  ownership  positions;  the  elimination  of  nearly a 3.4  million  share overhang held by a non-strategic  owner provides  stability;  it terminates over
$700,000 of redemption obligations the Company had with Xechem related to future financings; and it eliminates a reportable beneficial owner.

"As far as the  return of my own  options to  Xechem,"  Pursley  continued,  "it reveals my willingness  to put CepTor's best interests  before my own and should be viewed as an  indication  of my  confidence  in  CepTor's  current and future prospects."

                       -----------------------------------

ABOUT CEPTOR

CEPTOR CORPORATION is a development-stage  biopharmaceutical  company engaged in the discovery, development, and commercialization of proprietary,  cell-targeted therapeutic  products for the treatment of neuromuscular  and  neurodegenerative diseases with a focus on orphan diseases.  The Company's  mission is to increase the quality and quantity of life of people  suffering  with these  diseases.  An orphan disease is defined in the United States as a serious or  life-threatening disease  that  affects  less than  200,000  people  and for which no  definitive therapy currently exists. CepTor Corporation seeks to create an efficient orphan drug platform by taking advantage of the legislative,  regulatory and commercial opportunities  common to these  rare  diseases.  CepTor's  primary  efforts  are currently  being  focused on moving its lead  product,  MYODUR,  into phase I/II clinical trials for Duchenne's muscular dystrophy.  The Company's broad platform technology  also includes the  development  of products for multiple  sclerosis, retinal degeneration and epilepsy.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE VALID
ONLY AS OF TODAY,  AND WE DISCLAIM ANY  OBLIGATION  TO UPDATE THIS  INFORMATION.
THESE STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND  UNCERTAINTIES  THAT
MAY CAUSE ACTUAL FUTURE  EXPERIENCE  AND RESULTS TO DIFFER  MATERIALLY  FROM THE
STATEMENTS  MADE.  THESE  STATEMENTS  ARE  BASED  ON  OUR  CURRENT  BELIEFS  AND
EXPECTATIONS AS TO SUCH FUTURE OUTCOMES.  DRUG DISCOVERY AND DEVELOPMENT INVOLVE
A HIGH  DEGREE OF RISK.  FACTORS  THAT MIGHT  CAUSE  SUCH A MATERIAL  DIFFERENCE
INCLUDE,  AMONG  OTHERS,  UNCERTAINTIES  RELATED TO THE  ABILITY TO ATTRACT  AND
RETAIN PARTNERS FOR OUR TECHNOLOGIES,  THE IDENTIFICATION OF LEAD COMPOUNDS, THE
SUCCESSFUL  PRECLINICAL  DEVELOPMENT THEREOF, THE COMPLETION OF CLINICAL TRIALS,
THE FDA REVIEW  PROCESS  AND OTHER  GOVERNMENT  REGULATION,  OUR  PHARMACEUTICAL
COLLABORATOR'S   ABILITY  TO  SUCCESSFULLY   DEVELOP  AND   COMMERCIALIZE   DRUG
CANDIDATES, COMPETITION FROM OTHER PHARMACEUTICAL COMPANIES, PRODUCT PRICING AND
THIRD PARTY REIMBURSEMENT.

                                       ###